United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2013 (May 22, 2013)

The Laclede Group, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-16681	74-2976504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Olive Street

St. Louis, Missouri 63101

(Address of principal executive offices, including ZIP code)

(314) 342-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 8.01 Other Events.

On May 22, 2013, The Laclede Group, Inc. (“Laclede”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, as representative of the several Underwriters named in Exhibit A thereto (collectively, the “Underwriters”), relating to the issuance and sale of 8,700,000 shares of Laclede’s common stock, par value $1.00 per share (the “Common Stock”). The Underwriters were also granted a 30-day option to purchase up to an additional 1,305,000 shares of Common Stock to cover over-allotments, which option was exercised in full on May 24, 2013. Laclede expects to complete the issuance and sale of the 10,005,000 shares of Common Stock on May 29, 2013, subject to the satisfaction of customary closing conditions.

The shares will be issued pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-171931) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission, and the related prospectus dated January 28, 2011 and prospectus supplement dated May 22, 2013.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

In connection with the offering of the Common Stock, Laclede is filing Exhibits 1.1, 5.1 and 23.1 as part of this Current Report on Form 8-K, each of which is hereby incorporated by reference in its entirety into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

1.1	Underwriting Agreement, dated May 22, 2013, by and between Laclede and Wells Fargo Securities, LLC, as representative of the several Underwriters named in Exhibit A thereto.

5.1	Opinion of Mark C. Darrell, Esq.

23.1	Consent of Mark C. Darrell, Esq. (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.

Date: May 29, 2013	By:	/s/ M. D. Waltermire

M. D. Waltermire Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 22, 2013, by and between Laclede and Wells Fargo Securities, LLC, as representative of the several Underwriters named in Exhibit A thereto.

5.1	Opinion of Mark C. Darrell, Esq.

23.1	Consent of Mark C. Darrell, Esq. (included in Exhibit 5.1 hereto).